SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




                                    SCHEDULE 13E-3
                                   Final Amendment

                           Rule 13e-3 Transaction Statement
                          (Pursuant to Section 13(e) of the
                           Securities Exchange Act of 1934)

                         THE MANHATTAN LIFE INSURANCE COMPANY
                                 (Name of the Issuer)

                         THE MANHATTAN LIFE INSURANCE COMPANY
                       THE UNION CENTRAL LIFE INSURANCE COMPANY
                         (Name of Person(s) Filing Statement)

                        Guarantee Capital Stock, $2 Par Value
                            (Title of Class of Securities)

                                      563080100
                        (CUSIP Number of Class of Securities)

                                    James J. Breen
                                      Of Counsel
                         The Manhattan Life Insurance Company
                                 111 West 57th Street
                              New York, New York  10019
                              Telephone:  (212) 484-9300
                        (Name, Address and Telephone Number of
                             Person Authorized to Receive
                       Notices and Communications on Behalf of
                             Person(s) Filing Statement)

                                       Copy to:
                                 Michael Groll, Esq.
                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                 125 West 55th Street
                            New York, New York 10019-5389
                                    (212) 424-8000

          This statement is filed in connection with (check the appropriate box):
          a.    x   The filing of solicitation materials or an information
                    statement to Regulation 14A, Regulation 14C or Rule
                    13e-3(c) under the Securities Exchange Act of 1934.
          b.        The filing of a registration statement under the
                    Securities Act of 1933.
          c.        A tender offer.
          d.        None of the above.

          Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies.



                              CALCULATION OF FILING FEE



                    Transaction valuation*             Amount of
                                                       Filing Fee


                    $6,835,140                         $1,367


          * Calculation based upon 911,352 shares of the Company s guarantee capital stock, $2.00 par value per share, to be redeemed for cash consideration of $7.50 per share.

               Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               Amount Previously Paid:
               Form or Registration No.:
               Filing Party:
               Date Filed:



                                     INTRODUCTION


                    This Final Amendment supplements and amends the Rule 13e-3 Transaction Statement on Schedule 13E-3, as previously amended and supplemented, which was filed jointly by The Manhattan Life Insurance Company (the "Company") and The Union Central Life Insurance Company, relating to the Reverse Stock Split (as defined below). The Company submitted to its shareholders at a Special Meeting of Shareholders held on January 28, 1997 (the "Special Meeting") a proposal to approve (i) an amendment of its Amended Charter (the "Charter Amendment") providing for a reduction in the authorized guarantee capital of the Company from 5,000,000 guarantee capital shares, $2.00 par value per share (the "Capital Stock"), to 11 guarantee capital shares, $835,406 par value per share (the "New Capital Stock"),
          (ii) a 303,784 to one reverse stock split of the Capital Stock, whereby each shareholder that surrenders 303,784 shares of Capital Stock and contributes cash in the amount of $227,838 (all of which cash amount will be contributed to the guarantee capital of the Company), will receive in exchange one share of New Capital Stock, and (iii) a cash payment in the amount of $7.50 per share of the currently outstanding Capital Stock in lieu of the issuance of any resulting fractional shares of New Capital Stock to shareholders who, after the reverse stock split, own fractional shares of the New Capital Stock (items (i), (ii) and
          (iii) will be considered one proposal and will be collectively referred to herein as the "Reverse Stock Split"). The shareholders approved the Reverse Stock Split at the Special Meeting. The Company filed the Charter Amendment with the New York Insurance Department (the NYID ) on January 28, 1997. The Reverse Stock Split became effective upon the filing of the Charter Amendment with the NYID, resulting in the automatic conversion of every 303,784 shares of Capital Stock (together with a cash contribution of $227,838) into one share of New Capital Stock. As a result of the Reverse Stock Split, the Company will acquire for cash from all shareholders who, after the Reverse Stock Split, owned less than one share of New Capital Stock as of January 28, 1997 (including shareholders who own shares of Capital Stock remaining after returning a group of 303,784 shares of Capital Stock), their shares of Capital Stock at a price equal to $7.50 per share. Such shareholders that do not own any shares of New Capital Stock also ceased to be shareholders of the Company as of January 28, 1997. All other shareholders own shares of the New Capital Stock in an amount equal to the number of shares of Capital Stock which such shareholders held of record as of January 28, 1997, divided by 303,784.

                    It is anticipated that as a result of the Reverse Stock Split, The Union Central Life Insurance Company will own all of the issued and outstanding shares of New Capital Stock. The Company has filed a Form 15 to provide notice of termination of the registration of the Capital Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is no longer required to file reports under the Exchange Act. The Company has also removed the Capital Stock from quotation on the Nasdaq National Market System.

                    The information set forth in the definitive Proxy Statement for the Special Meeting held on January 28, 1997 (including all annexes thereto) that was filed with the Securities and Exchange commission on December 26, 1996 is incorporated in its entirety herein by reference.


                                      SIGNATURE


                    After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                                       THE MANHATTAN LIFE INSURANCE COMPANY



          Dated:  January 31, 1997         By: /s/ Daniel J. Fischer
                                          Name:  Daniel J. Fischer
                                          Title: President, Chief
                                                 Executive Officer
                                             and General Counsel






                                       THE UNION CENTRAL LIFE INSURANCE
                                       COMPANY



          Dated:  January 31, 1997          By: /s/ Larry R. Pike
                                          Name:  Larry R. Pike
                                          Title: Chairman, President
                                                  and Chief Executive
                                                  Officer